Schedule 14A Information
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934 (Amendment No. _)

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[ ]	Confidential, for Use of the Commission
[ ]	Definitive Proxy Statement Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Section 240.14a-12

FRANKLIN TEMPLETON ETF TRUST

(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Vote Your Franklin Intelligent Machines ETF (IQM) Shares Now to Stop Further Outreach
YOUR VOTE HAS NOT BEEN RECEIVED

[insert QR code]
Scan with your mobile device to vote online.

Dear Valued Shareholder,

We still haven’t received your vote regarding the proposed change to your Franklin Intelligent Machines ETF. Put a STOP to these letters and phone calls by voting now:

●
Online: Scan the QR code above.
●
Phone: Call 1 (800) 623-6013 to speak with a proxy specialist

Sodali Fund Solutions (SFS), the fund’s proxy solicitor, has proxy specialists available to record your vote Monday through Friday, from 10 a.m. to 11 p.m. and Saturdays from 12 p.m. to 5 p.m. ET. Refer to this reference number [insert reference number] when calling.

The proxy statement and all proxy-related materials can be found at https://proxyvotinginfo.com/p/IQM2026.

Thank you,

Patrick O’Connor
President and Chief Executive Officer
Investment Management

   IA IQM -100407

Your Vote is Important: Vote Your Franklin Intelligent Machines ETF (IQM) Shares Now!

Dear Valued Shareholder,

Franklin Intelligent Machines ETF is proposing to approve an amendment to the fund’s fundamental investment policy regarding industry concentration. This change requires shareholder approval and according to our records, we still haven’t received your vote. Please note, the meeting date for this event is October 30, 2026.

You can vote using one of the options listed below. By casting your proxy vote now, you ensure that your shares are represented, and that Sodali Fund Solutions (SFS), our proxy solicitor, will not need to contact you further.

The fund’s Board unanimously recommends voting FOR the proposal using one of the options below, all noted on your enclosed proxy card:
●
Online: Visit the website.
●
Phone: Call the number and follow the automated prompts.
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Mail: Complete, sign and date then return in the envelope provided.
For more information on the proposal, refer to the proxy statement mailed in October or access it at https://proxyvotinginfo.com/p/IQM2026.

If you have any questions or need assistance voting, please contact SFS at 1 (800) 741-9946.

Thank you,

Patrick O’Connor
President and Chief Executive Officer
Investment Management

100407 IQM